EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statements No. 2-83692, No. 33-16680, No. 33-51892, No. 33-51894, No. 33-63832, No. 33-55341, No. 33-60499, No. 333-12531, No. 333-39087, No. 333-39089, No. 333-85971, No. 333-97813, No. 333-121033, and No. 333-133976 on Form S-8 and in Registration Statement No. 333-69474 on Form S-3 of our report dated March 1, 2007, relating to the 2006 consolidated financial statements, the 2006 financial statement schedules, and the retrospective adjustments to the 2005 and 2004 consolidated financial statements of McDermott International, Inc. appearing in the Form 10-K of McDermott International, Inc., for the year ended December 31, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the emergence of a wholly owned subsidiary of McDermott International, Inc. from Chapter 11 of the U.S. Bankruptcy Code and the adoption of Statement of Financial Accounting Standard (“SFAS”) No. 123(R), “Share-Based Payment” as of January 1, 2006 and SFAS No. 158, “Employee Accounting for Defined Benefit Pension and Other Postretirement Plans” as of December 31, 2006), and our report dated March 1, 2007 relating to the 2006 financial statement schedule and the retrospective adjustments to the 2005 and 2004 financial statement schedules of McDermott International, Inc., which appears in this Form 10-K/A.
/s/ Deloitte & Touche LLP
Houston, Texas
March 30, 2007

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